UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: November 6, 2008
EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (713) 420-2600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On November 6, 2008, we are announcing earnings results for the quarter ended September 30, 2008. We are also making updated operating statistics available on our website at www.elpaso.com. In addition, we are providing a financial update. Our slide presentation used for our earnings web cast also is available on our website at www.elpaso.com. A copy of our earnings release is attached as Exhibit 99.A. The corresponding exhibit listed under Item 9.01 of this current report on Form 8-K is not filed, but is furnished to comply with Item 2.02 of Form 8-K.
Item 7.01 Regulation FD Disclosure.
     On November 5, 2008, we announced a capital plan for 2009 that is designed to provide the company has adequate liquidity to meet its debt maturities and other on-going obligations while enabling El Paso to fulfill its pipeline growth program and preserve its inventory of exploration and production opportunities. A copy of the press release is attached as Exhibit 99.B.
     On November 6, 2008, we are making available certain information about our debt and debt maturities. The schedule setting forth information about our debt by issuer and the schedule setting forth information about debt maturities are available on our website at www.elpaso.com. The information disclosed in this Item 7.01is being furnished solely for the purpose of complying with Regulation FD.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

99.A	Press Release dated November 6, 2008.

99.B	Press Release dated November 5, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

By:	/s/ John R. Sult John R. Sult
Senior Vice President and Controller
(Principal Accounting Officer)
Dated: November 6, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.A	Press Release dated November 6, 2008.

99.B	Press Release dated November 5, 2008.